Report of Ernst & Young LLP, Independent Auditors

To the Board of Trustees and Shareholders of FEDERATED INTERMEDIATE MUNICIPAL TRUST:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Federated Short-Term Municipal Trust (the "Trust"), as of June 30, 2000, and the related statement of operations, the statement of changes in net assets, and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended June 30, 1999 and the financial highlights for each of the four years then ended were audited by other auditors whose report dated August 27, 1999 expressed an unqualified opinion on that statement and those financial highlights.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2000, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Federated Short-Term Municipal Trust, at June 30, 2000, the results of its operations for the year then ended, the changes in its net assets, and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States.



ERNST & YOUNG LLP


Boston, Massachusetts
August 9, 2000